Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements:

(1)         Registration Statement (Form S-4 No. 333-198789) of Ventas, Inc.,

(2)         the Registration Statement (Form S-3 No. 333-202586) of Ventas, Inc.,

(3)         the Registration Statement (Form S-3 No. 333-200781) of Ventas, Inc.,

(4)         the Registration Statement (Form S-8 No. 333-183121) pertaining to the Ventas, Inc. 2012 Incentive Plan,

(5)         the Registration Statement (Form S-8 No. 333-173434) pertaining to the Nationwide Health Properties, Inc. 2005 Performance Incentive Plan, as Amended,

(6)         the Registration Statement (Form S-8 No. 333-136175) pertaining to the Ventas, Inc. 2006 Incentive Plan and Ventas, Inc. 2006 Stock Plan for Directors,

(7)         the Registration Statement (Form S-8 No. 333-126639) pertaining to the Ventas Employee and Director Stock Purchase Plan,

(8)         the Registration Statement (Form S-8 No. 333-118944) pertaining to the Ventas Executive Deferred Stock Compensation Plan and Ventas Nonemployee Director Deferred Stock Compensation Plan,

(9)         the Registration Statement (Form S-8 No. 333-107951) pertaining to the Ventas, Inc. 2000 Stock Option Plan for Directors,

(10)  the Registration Statement (Form S-8 No. 333-97251) pertaining to the Ventas, Inc. 2000 Incentive Compensation Plan,

(11)  the Registration Statement (Form S-8 No. 333-61552) pertaining to the Ventas, Inc. Common Stock Purchase Plan for Directors,

of our report dated February 23, 2015, with respect to the consolidated financial statements of AHS Medical Holdings LLC included in this Current Report on Form 8-K/A of Ventas, Inc. dated September 1, 2015.

/s/ Ernst & Young LLP

Nashville, Tennessee
September 1, 2015